SUBSIDIARIES OF THE REGISTRANT		Exhibit 21.01

Name in		Jurisdiction
Corporate Articles	Doing Business As	of Incorporation

Pockent L.L.C.	Pockent L.L.C.	Arizona
Electronic Arts Belgium	Electronic Arts Belgium	Belgium
EA Bermuda Partnership	EA Bermuda Partnership	Bermuda
EA General Partner Limited	EA General Partner Limited	Bermuda
EA International (Studio and Publishing) Ltd.	EA International (Studio and Publishing) Ltd.	Bermuda
Electronic Arts Limitada	Electronic Arts Ltda.	Brazil
Pandemic Studios LLC	Pandemic Studios LLC	California
KlickNation LLC	KlickNation LLC	California
KlickNation New LLC	KlickNation New LLC	California
BioWare ULC	BioWare ULC	Canada
Electronic Arts (Canada), Inc.	Electronic Arts (Canada), Inc.	Canada
PopCap Holdings BC Ltd.	PopCap Holdings BC Ltd.	Canada
SpinTop Media, Inc.	SpinTop Media, Inc.	Canada
The Capture Lab Inc	The Capture Lab Inc	Canada
EA Mobile (Canada) ULC	EA Mobile (Canada) ULC	Canada
Beijing Playfish Game Technology Limited	Beijing Playfish Game Technology Limited	China
Electronic Arts Computer Software (Shanghai) Co., Ltd.	Electronic Arts Computer Software (Shanghai) Co., Ltd.	China
Shanghai PopCap Software Co. Ltd.	Shanghai PopCap Software Co. Ltd.	China
Firemint Proprietary Limited	Firemint Proprietary Limited	Commonwealth of Australia
EA Sports Proprietary Limited	EA Sports Proprietary Limited	Commonwealth of Australia
Electronic Arts Proprietary Limited	Electronic Arts Pty. Ltd.	Commonwealth of Australia
Electronic Arts Czech Republic s.r.o.	EA Czech Republic	Czech Republic
EA Delaware LLC	EA Delaware LLC	Delaware
EA Entertainment, Inc.	EA Entertainment, Inc.	Delaware
EA Mobile (Canada Holdings) Inc.	EA Mobile (Canada Holdings) Inc.	Delaware
Electronic Arts Productions Inc.	Crocodile Productions	Delaware
Electronic Arts Redwood LLC	Electronic Arts Redwood LLC	Delaware
Electronic Arts Transfer Company	Electronic Arts Transfer Company	Delaware
Electronic Arts US Co.	Electronic Arts US Co.	Delaware
Electronic Arts World II LLC	Electronic Arts World II LLC	Delaware
Electronic Arts World LLC	Electronic Arts World LLC	Delaware
Playfish, Inc.	Playfish, Inc.	Delaware
MPP Holdings, Inc.	MPP Holdings, Inc.	Delaware
TVFI, LLC	TVFI, LLC	Delaware
For Them Technologies, LLC	ForThem Technologies, LLC	Delaware
MPP Studios, Inc.	MPP Studios, Inc.	Delaware
PopCap Services, LLC	PopCap Services, LLC	Delaware
PopCap Games, LLC	PopCap Games, LLC	Delaware
Electronic Arts Denmark A.p.S.	EA Denmark	Denmark
Electronic Arts Finland OY	Electronic Arts Finland OY	Finland
Electronic Arts - Tiburon, A Florida Corporation	Tiburon	Florida
Electronic Arts Publishing SARL	Electronic Arts Publishing SARL	France
Electronic Arts GmbH	Electronic Arts GmbH	Germany
Electronic Arts Greece Commercial Limited Liability Company	EA Greece	Greece
Electronic Arts HK Limited	Electronic Arts HK Ltd.	Hong Kong
PopCap Holdings (Hong Kong) Limited	PopCap Holdings (Hong Kong) Limited	Hong Kong
Electronic Arts Magyarország Kft. u.v.l	EA Hungary	Hungary

Name in		Jurisdiction
Corporate Articles	Doing Business As	of Incorporation

Electronic Arts Games (India) Private Limited	Electronic Arts Games (India) Private Limited	India
BioWare Ireland Limited	BioWare Ireland Limited	Ireland
PopCap Games International Limited	PopCap Games International Limited	Ireland
Electronic Arts Italia s.r.l.	EA Italy	Italy
Electronic Arts K.K.	Electronic Arts K.K.	Japan
EA Seoul Studio LLC	EA Seoul Studio	South Korea
Electronic Arts Korea LLC	Electronic Arts Korea Yuhan Hoesa	South Korea
Electronic Arts (India Holdings) Inc.	Electronic Arts (India Holdings) Inc.	Mauritius
Electronic Arts Mauritius Limited	EA Mauritius Ltd.	Mauritius
EA México S. de R.L. de C.V.	EA México S. de R.L. de C.V.	Mexico
Mobile Post Production, Inc.	Mobile Post Production, Inc.	Nevada
Electronic Arts New Zealand	Electronic Arts New Zealand	New Zealand
Electronic Arts Norway AS	Electronic Arts Norway	Norway
Electronic Arts Polska Sp. Z.O.O.	EA Poland	Poland
Electronic Arts Material Informático, Sociedade Unipessoal LDA	Electronic Arts Portugal	Portugal
Electronic Arts Romania SRL	S.C. Electronic Arts Romania SRL	Romania
Electronic Arts OOO	Electronic Arts OOO	Russia
MPP RUS Limited Company	MPP RUS Limited Company	Russia
Electronic Arts Asia Pacific Pte Ltd	Electronic Arts Asia Pacific Pte Ltd	Singapore
EA Software South Africa (Proprietary) Ltd.	EA Software South Africa (Proprietary) Ltd.	South Africa
Electronic Arts Software S.L.	Electronic Arts Software S.L.	Spain
Digital Illusions CE AB	Digital Illusion CE AB	Sweden
EA Digital Illusions CE AB	EA Digital Illusions CE AB	Sweden
Electronic Arts Sweden AB	EA Sweden	Sweden
ESN Social Software AB	ESN Social Software AB	Sweden
JOOSEO Capital Operations Uppsala	JOOSEO Capital Operations Uppsala	Sweden
ABC Software GmbH	ABC Software GmbH	Switzerland
EA Swiss Sarl	EA Swiss Sarl	Switzerland
Bioware Austin LLC	Bioware Austin LLC	Texas
Criterion Software Inc.	Criterion Software Inc.	Texas
Electronic Arts C.V.	Electronic Arts C.V.	The Netherlands
Electronic Arts Nederland B.V.	Electronic Arts B.V.	The Netherlands
Playfish Limited	Playfish Limited	United Kingdom
Chillingo Limited	Chillingo Limited	United Kingdom
Click Gamer Technologies Limited	Click Gamer Technologies Limited	United Kingdom
Criterion Software Group Limited	Criterion Software Group Limited	United Kingdom
Criterion Software International Limited	Criterion Software International Limited	United Kingdom
Criterion Software Limited	Criterion Software Limited	United Kingdom
Electronic Arts (UK) Limited	Electronic Arts (UK) Limited	United Kingdom
Electronic Arts Limited	Electronic Arts Limited	United Kingdom